Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Pyramid Oil Company of our report dated March 30, 2011, relating to our audit of the financial statements, which appear in the Annual Report on Form 10-K of the Company for the year ended December 31, 2010.

/s/ SingerLewak LLP
SingerLewak LLP Los Angeles, CA July 20, 2011